                                                                     Exhibit 4.1
--------------------------------------------------------------------------------

                      VALEANT PHARMACEUTICALS INTERNATIONAL

                                       AND

                                 RIBAPHARM INC.

                           7.0% SENIOR NOTES DUE 2011

                              --------------------

                                    INDENTURE
                          DATED AS OF DECEMBER 12, 2003

                              --------------------

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

 TIA                                                                INDENTURE
SECTION                                                              SECTION
-------                                                           --------------
Section   310(a)(1)............................................        7.10

          (a)(2)...............................................        7.10

          (a)(3)...............................................       N.A.**

          (a)(4)...............................................        N.A.

          (a)(5)...............................................        7.10

          (b)..................................................      7.8; 7.10

          (c)..................................................        N.A.

Section   311(a)..............................................         7.11

          (b)..................................................        7.11

          (c)..................................................        N.A.

Section   312(a)...............................................         2.5

          (b)..................................................        11.3

          (c)..................................................        11.3

Section   313(a)...............................................         7.6

          (b)(1)...............................................        N.A.

          (b)(2)...............................................         7.6

          (c)..................................................      7.6; 11.2

          (d)..................................................         7.6

Section   314(a)...............................................   4.3; 4.5; 11.2

          (b)..................................................        N.A.

          (c)(1)...............................................       11.4(a)

          (c)(2)...............................................       11.4(a)

          (c)(3)...............................................        N.A.

          (d)..................................................        N.A.

          (e)..................................................       11.4(b)

          (f)..................................................        N.A.

Section   315(a)...............................................       7.1(b)

          (b)..................................................      7.5; 11.2

          (c)..................................................       7.1(a)

          (d)..................................................       7.1(c)

          (e)..................................................        8.11

Section   316(a)(last sentence)................................         2.9

          (a)(1)(A)............................................         8.5

          (a)(1)(B)............................................         8.4

          (a)(2)...............................................        N.A.

          (b)..................................................         8.7

          (c)..................................................        11.5

Section   317(a)(1)............................................         8.8

          (a)(2)...............................................         8.9

          (b)..................................................         2.4

----------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**    N.A. means Not Applicable.

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..............................................1

   Section 1.1     Definitions....................................................................1
   Section 1.2     Other Definitions.............................................................22
   Section 1.3     Trust Indenture Act Provisions................................................23
   Section 1.4     Rules of Construction.........................................................23

ARTICLE 2 THE SECURITIES.........................................................................24

   Section 2.1     Form and Dating...............................................................24
   Section 2.2     Execution and Authentication..................................................26
   Section 2.3     Registrar and Paying Agent....................................................26
   Section 2.4     Paying Agent to Hold Money in Trust...........................................27
   Section 2.5     Securityholder Lists..........................................................27
   Section 2.6     Transfer and Exchange.........................................................28
   Section 2.7     Replacement Securities........................................................28
   Section 2.8     Outstanding Securities........................................................29
   Section 2.9     Treasury Securities...........................................................29
   Section 2.10    Temporary Securities..........................................................30
   Section 2.11    Cancellation..................................................................30
   Section 2.12    Legend; Additional Transfer and Exchange Requirements.........................30
   Section 2.13    CUSIP and ISIN Numbers........................................................34

ARTICLE 3 REDEMPTION AND PURCHASES...............................................................34

   Section 3.1     Right to Redeem...............................................................34
   Section 3.2     Selection of Securities to be Redeemed........................................34
   Section 3.3     Notice of Redemption..........................................................35
   Section 3.4     Effect of Notice of Redemption................................................36
   Section 3.5     Deposit of Redemption Price...................................................36
   Section 3.6     Securities Redeemed in Part...................................................36
   Section 3.7     Optional Redemption...........................................................36
   Section 3.8     Purchase of Securities at Option of the Holder Upon Change of Control.........37
   Section 3.9     Effect of Change of Control Purchase Notice...................................39
   Section 3.10    Deposit of Change of Control Purchase Price...................................40
   Section 3.11    Securities Purchased in Part..................................................40
   Section 3.12    Compliance With Securities Laws Upon Purchase of Securities...................40
   Section 3.13    Repayment to the Obligors.....................................................40
   Section 3.14    Offer to Purchase by Application of Excess Proceeds...........................41

ARTICLE 4 COVENANTS..............................................................................43

   Section 4.1     Payment of Securities.........................................................43
   Section 4.2     Maintenance of Office or Agency...............................................43
   Section 4.3     Reports.......................................................................44

   Section 4.4     Compliance Certificates.......................................................45
   Section 4.5     Further Instruments and Acts..................................................45
   Section 4.6     Maintenance of Corporate Existence............................................45
   Section 4.7     Changes in Covenants when Securities Rated Investment Grade...................45
   Section 4.8     Restricted Payments...........................................................46
   Section 4.9     Incurrence of Indebtedness and Issuance of Preferred Stock....................48
   Section 4.10    Sale and Leaseback Transactions...............................................51
   Section 4.11    Liens.........................................................................52
   Section 4.12    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.....52
   Section 4.13    Transactions with Affiliates..................................................53
   Section 4.14    Asset Sales...................................................................55
   Section 4.15    Designation of Restricted and Unrestricted Subsidiaries.......................56
   Section 4.16    Business Activities...........................................................56
   Section 4.17    Payments for Consent..........................................................57
   Section 4.18    Stay, Extension and Usury Laws................................................57
   Section 4.19    Payment of Additional Interest................................................57
   Section 4.20    Notice of Default.............................................................57

ARTICLE 5 MERGER, CONSOLIDATION OR SALE OF ASSETS................................................57

   Section 5.1     Merger, Consolidation or Sale of Assets.......................................57
   Section 5.2     Successor Substituted.........................................................58

ARTICLE 6 DEFAULT AND REMEDIES...................................................................59

   Section 6.1     Events of Default.............................................................59
   Section 6.2     Acceleration..................................................................61
   Section 6.3     Other Remedies................................................................62
   Section 6.4     Waiver of Defaults and Events of Default......................................62
   Section 6.5     Control by Majority...........................................................62
   Section 6.6     Limitations on Suits..........................................................62
   Section 6.7     Rights of Holders to Receive Payment..........................................63
   Section 6.8     Collection Suit by Trustee....................................................63
   Section 6.9     Trustee May File Proofs of Claim..............................................63
   Section 6.10    Priorities....................................................................64
   Section 6.11    Undertaking for Costs.........................................................64

ARTICLE 7 TRUSTEE................................................................................64

   Section 7.1     Duties of Trustee.............................................................64
   Section 7.2     Rights of Trustee.............................................................65
   Section 7.3     Individual Rights of Trustee..................................................66
   Section 7.4     Trustee's Disclaimer..........................................................67
   Section 7.5     Notice of Default or Events of Default........................................67
   Section 7.6     Reports by Trustee to Holders.................................................67
   Section 7.7     Compensation and Indemnity....................................................67
   Section 7.8     Replacement of Trustee........................................................68
   Section 7.9     Successor Trustee by Merger, Etc..............................................69
   Section 7.10    Eligibility; Disqualification.................................................69

   Section 7.11    Preferential Collection of Claims Against Obligors............................69

ARTICLE 8 DEFEASANCE; SATISFACTION AND DISCHARGE OF INDENTURE; RELEASE OF RIBAPHARM..............70

   Section 8.1     Satisfaction and Discharge of Indenture.......................................70
   Section 8.2     Legal Defeasance..............................................................70
   Section 8.3     Covenant Defeasance...........................................................72
   Section 8.4     Application of Trust Money....................................................73
   Section 8.5     Repayment to Obligors.........................................................74
   Section 8.6     Reinstatement.................................................................74
   Section 8.7     Release of Ribapharm as Obligor...............................................74
   Section 8.8     Reinstatement of Ribapharm as Obligor.........................................74

ARTICLE 9 AMENDMENTS, SUPPLEMENTS AND WAIVERS....................................................75

   Section 9.1     Without Consent of Holders....................................................75
   Section 9.2     With Consent of Holders.......................................................75
   Section 9.3     Compliance With Trust Indenture Act...........................................77
   Section 9.4     Revocation and Effect of Consents.............................................77
   Section 9.5     Notation On or Exchange of Securities.........................................77
   Section 9.6     Trustee to Sign Amendments, Etc...............................................77
   Section 9.7     Effect of Supplemental Indentures.............................................77

ARTICLE 10 SUBSIDIARY GUARANTEES.................................................................78

   Section 10.1    Future Guarantees.............................................................78
   Section 10.2    Terms of Guarantees...........................................................78
   Section 10.3    Limitation on Guarantor Liability.............................................80
   Section 10.4    Merger and Consolidation of Guarantors........................................80
   Section 10.5    Release.......................................................................81

ARTICLE 11 MISCELLANEOUS.........................................................................81

   Section 11.1    Trust Indenture Act Controls..................................................81
   Section 11.2    Notices.......................................................................82
   Section 11.3    Communications by Holders With Other Holders..................................83
   Section 11.4    Certificate and Opinion of Counsel as to Conditions Precedent.................83
   Section 11.5    Record Date for Vote or Consent of Holders....................................83
   Section 11.6    Rules by Trustee, Paying Agent and Registrar..................................84
   Section 11.7    Legal Holidays................................................................84
   Section 11.8    Governing Law; Submission to Jurisdiction.....................................84
   Section 11.9    No Adverse Interpretation of Other Agreements.................................84
   Section 11.10   No Recourse Against Others....................................................84
   Section 11.11   Successors....................................................................85
   Section 11.12   Multiple Counterparts.........................................................85
   Section 11.13   Separability..................................................................85
   Section 11.14   Table of Contents, Headings, etc..............................................85
   Section 11.15   Calculations in Respect of the Securities.....................................85

                                                                  EXECUTION COPY

      THIS INDENTURE dated as of December 12, 2003 is among Valeant Pharmaceuticals International, a corporation duly organized under the laws of the State of Delaware (the "Company"), Ribapharm Inc., a corporation duly organized under the laws of the State of Delaware ("Ribapharm"), and The Bank of New York, a banking corporation duly organized under the laws of the State of New York, as Trustee (the "Trustee").

      In consideration of the premises and the purchase of the Securities by the Holders thereof, all parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company's, as issuer, and Ribapharm's, as co-obligor, 7.0% Senior Notes due 2011.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1 Definitions.

      "Acquired Debt" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

      (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Additional Interest" means "liquidated damages" as defined in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

      "Additional Securities" means any additional 7.0% Senior Notes due 2011 that the Obligors may issue from time to time under this Indenture in accordance with Section 2.1(c) of this Indenture as part of the same series of Securities issued on the date hereof.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Agent" means any Registrar or Paying Agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in the Global Securities, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

      "Asset Sale" means:

      (1) the sale, lease, conveyance or other disposition of any assets or rights; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section
            3.8 and/or Section 5.1 hereof and not by the provisions of Section 4.14; and

      (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

      (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

      (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

      (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

      (4) the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business;

      (5)   the sale or other disposition of cash or Cash Equivalents;

      (6)   a Restricted Payment or Permitted Investment that is permitted by
            Section 4.8 hereof

      (7) the license of intellectual property to third persons on customary terms in the ordinary course of business as determined by the Board of Directors of the Company in good faith;

      (8) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business;

      (9) sales, transfers or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, but only if the consideration received consists of property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction; provided, however, that cash does not exceed 10% of the sum of the amount of the cash and the Fair Market Value of the assets received or given) of a nature or type that are used in, a business having property or assets of a nature or type or engaged in a Permitted Business (or Capital Stock of a Person whose assets consist of assets of the type described in this clause (9)); and

      (10) the sale, transfer or disposition of any investment in, or any assets of ICN Czech and ICN Hungary, in each case existing on the date of this Indenture, or any Investment in any other entity that holds such investments or assets as its only assets.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have corresponding meanings.

      "Board of Directors" means:

      (1) with respect to a company or corporation, the board of directors of the company or corporation or any committee thereof duly authorized to act on behalf of such board;

      (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such board; and

      (3) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Borrowing Base" means, as of any date, an amount equal to:

      (1) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

      (2) 60% of the book value of all inventory, net of reserves, owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; minus

      (3) the aggregate amount of trade payables of the Company and its Restricted Subsidiaries outstanding as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP.

      "Business Day" means each day that is not a Legal Holiday.

      "Capital Lease Obligations" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means:

      (1)   in the case of a corporation, corporate stock;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means:

      (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (provided, that the full faith and credit of the U.S. is pledged in support thereof) having repricings or maturities of not more than one year from the date of acquisition;

      (2) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

      (3) repurchase obligations with a term of not more than 14 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

      (4) commercial paper having a rating of at least "P-2" or better from Moody's or at least "A-2" or better from S&P, or carrying an equivalent rating by an internationally recognized rating agency and, in each case, maturing within one year after the date of acquisition;

      (5) Auction-rate, corporate and municipal securities, in each case (x) having either short-term debt ratings of at least "P-2" or better from Moody's or at least "A-2" or better from S&P or long-term senior debt ratings of "A2" or better from

            Moody's or at least "A" or better from S&P, or carrying an equivalent rating by an internationally recognized rating agency,
            (y) having repricings or maturities of not more than one year from the date of acquisition and (z) which are classifiable as cash and cash equivalents under GAAP;

      (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

      (7)   in the case of any Foreign Subsidiary:

            (a) direct obligations of the sovereign nation, or any agency thereof, in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof; provided, that such obligations are acquired and held by such Foreign Subsidiary in the ordinary course of business and have repricings or maturities of not more than one year from the date of acquisition; or

            (b) investments of the type and maturity described in clauses (1) through (5) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from internationally recognized rating agencies; provided, that such investments are acquired and held by such Foreign Subsidiary in the ordinary course of business.

      "Change of Control" means the occurrence of any of the following:

      (1) any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner of shares of the Company's Voting Stock representing (i) 50% or more of the total voting power of all of the Company's outstanding Voting Stock or
            (ii) the power, directly or indirectly, or elect a majority of the members of the Company's Board of Directors;

      (2) the Company consolidates with, or merges with or into, another Person, or the Company, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole (other than by way of merger or consolidation), in one or a series of related transactions, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that Beneficially Owned the shares of the Company's Voting Stock immediately prior to such transaction Beneficially Own at least a majority of the total voting power of all outstanding Voting Stock (other than Disqualified Stock) of the surviving or transferee Person;

      (3) the holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture); or

      (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

      "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

      "Common Stock" means the common stock of the Company, $.01 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company.

      "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

      (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

      (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

      (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Interest Rate Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

      (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

      (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

      (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

      (3) the cumulative effect of a change in accounting principles will be excluded;

      (4) any extraordinary or nonrecurring gain or loss and any expense or charge in connection with acquired in-process research and development will be excluded;

      (5) any extraordinary or nonrecurring gain or loss and any expense or charge attributable to the disposition of discontinued operations will be excluded;

      (6) charges incurred in connection with the retirement or redemption of the 6-1/2% Notes will be excluded; and

      (7) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      "Co-Obligor" means Ribapharm, for so long as Ribapharm has outstanding obligations under the 6-1/2% Notes, originally issued under an indenture among the Company, Ribapharm and the trustee.

      "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 101 Barclay Street - 8W, New York, NY 10286, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Obligors.

      "Credit Facilities" means, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other borrowings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Current Dividend" means a quarterly dividend on the Common Stock in an amount not to exceed $0.33 per share per annum, which amount will be reduced to reflect any subdivision of the Common Stock by means of a stock split, stock dividend or otherwise.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Securities" means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information to which footnotes 1, 6 and 7 thereof apply.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.8 hereof

      "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or the Co-Obligor.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means a public or private offering of Equity Interests (other than Disqualified Stock).

      "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "Exchange Securities" means the 7.0% Senior Notes due 2011 to be issued by the Company and Ribapharm pursuant to this Indenture in the Exchange Offer.

      "Exchange Offer" means the exchange and issuance by the Company and Ribapharm of a principal amount of Exchange Securities (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Securities that are properly tendered and not subsequently withdrawn by such Holders in connection with such exchange and issuance.

      "Exchange Offer Registration Statement" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

      "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness, if any, under Credit Facilities incurred under Section 4.9(b)(i) hereof) in existence on the date of this Indenture, until such amounts are repaid.

      "Fair Market Value" means the price that could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

      "Final Maturity Date," means December 15, 2011.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the

Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

      (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through consolidations or mergers and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

      (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

      (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Interest Rate Hedging Obligations; plus

      (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

      (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

      (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      "Global Securities" means Securities that are substantially in the form attached hereto as Exhibit A and that include the information called for by footnotes 1, 6 and 7 thereof, and which are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Guarantors" means any Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture and its successors and assigns.

      "Hedging Obligations" means, with respect to any specified Person

      (1)   Interest Rate Hedging Obligations; and

      (2) the obligations of such Person under agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

      "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

      (1)   in respect of borrowed money;

      (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3)   in respect of banker's acceptances;

      (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

      (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

      (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date will be:

      (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

      (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

      "Interest" on any Security shall refer to interest and Additional Interest thereon, unless the context otherwise requires.

      "Interest Rate Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

      (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

      (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.8(c) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.8(c) hereof. For the avoidance of doubt, acquisitions of or licenses for products or assets used or useful in a Permitted Business do not constitute Investments.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge (fixed and/or floating), security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

      (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

      (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness:

      (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

      (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Securities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

      (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Obligors" means the Company and Ribapharm; provided that at such time as Ribapharm is no longer the Co-Obligor pursuant to the applicable provisions of this Indenture, and thereafter "Obligors" shall mean the Company.

      "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, Treasurer, the Secretary or any Assistant Controller, Assistant Treasurer or Assistant Secretary of each of the Obligors.

      "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Section 4.4 hereof, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of each of the Obligors and by one other Officer.

      "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to each of the Obligors or the Trustee.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

      "Permitted Business" means any business conducted by the Company and its Restricted Subsidiaries on the date of this Indenture and any business reasonably related, ancillary or complimentary to the business of the Company and its Restricted Subsidiaries on the date of this Indenture.

      "Permitted Investments" means:

      (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

      (2)   any Investment in cash and Cash Equivalents;

      (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Company; or

            (b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

      (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14 hereof;

      (5) any Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

      (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

      (7)   Investments represented by Hedging Obligations;

      (8)   Investments in existence on the date of this Indenture;

      (9) Investments in a Permitted Joint Venture, when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not to exceed $25.0 million; and

      (10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
            (10) that are at the time outstanding not to exceed $25.0 million.

      "Permitted Joint Venture" means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Company or any of its Restricted Subsidiaries is a joint venturer; provided, however, that (a) the joint venture is engaged solely in a Permitted Business and (b) the governing documents of the joint venture require the consent of the Company or such Restricted Subsidiary with respect to any material decisions relating to the activities of the joint venture.

      "Permitted Liens" means:

      (1) Liens securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Indenture to be incurred under Section 4.9(b)(i) hereof;

      (2)   Liens in favor of the Company;

      (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or is acquired by the Company or any Subsidiary of the Company; provided, that such Liens were not incurred in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Company or the Subsidiary;

      (4) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided, that such Liens were not incurred in contemplation of such acquisition;

      (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.9(b)(iv) hereof, covering only the assets acquired with such Indebtedness;

      (7)   Liens existing on the date of this Indenture;

      (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

      (9)   Liens securing Hedging Obligations;

      (10) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business (including deposits necessary to obtain standby letters of credit);

      (11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

            (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

      (12) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $25.0 million at any one time outstanding;

      (13) survey title exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

      (14) Liens arising by operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; and

      (15) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

      (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

      (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

      (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

      "Prospectus" means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      "Purchase Agreement" means the Purchase Agreement, dated December 9, 2003, among the Company, Ribapharm and Bear, Stearns & Co., Inc., as representative of the initial purchasers named in Schedule I thereto.

      "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms thereof and this Indenture.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 12, 2003, among the Company, Ribapharm and Bear, Stearns & Co., Inc., as representative of the initial purchasers referred to therein.

      "Registration Statement" means any registration statement of the Company and Ribapharm (if Ribapharm is, at the time of the filing of such registration statement, a co-obligor on the Securities) under the Securities Act relating to an offering of Exchange Securities pursuant to the Exchange Offer, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      "Regulation S" means Regulation S under the Securities Act or any successor to such regulation.

      "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

      "Regulation S Permanent Global Security" means a permanent Global Security in substantially the form of Exhibit A hereto that includes the information called for by footnotes 1, 6 and 7 thereof and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

      "Regulation S Temporary Global Security" means a temporary Global Security in substantially the form of Exhibit A hereto that includes the information called for by footnotes 1, 5, 6 and 7 thereof and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

      "Restricted Global Security" means a permanent Global Security in substantially the form of Exhibit A attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary, representing Securities that bear the Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Restricted Definitive Security" means a Definitive Security that is a Restricted Security.

      "Restricted Global Security" means a Global Security that is a Restricted Security.

      "Restricted Security" means a Security required to bear the restricted legend set forth in the form of Securities set forth in Exhibit A of this Indenture.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Ribapharm" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Ribapharm" shall mean such successor.

      "Rule 144" means Rule 144 promulgated under the Securities Act or any successor to such rule.

      "Rule 144A" means Rule 144A promulgated under the Securities Act or any successor to such rule.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means any of the 7.0% Senior Notes due 2011 (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

      "6 1/2% Indenture" means the indenture, dated July 18, 2001, among the Company, Ribapharm and The Bank of New York under which the 6 1/2% Notes were originally issued.

      "6 1/2% Notes" means any of the 6 1/2% Convertible Subordinated Notes due July 15, 2008, originally issued under the 6 -1/2% Indenture.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
            (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 9.3 hereof, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

      "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

      "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Unrestricted Definitive Security" means a Definitive Security that is not a Restricted Security.

      "Unrestricted Global Security" means a Global Security that is not a Restricted Security.

      "Unrestricted Subsidiary" means:

      (1) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, and

      (2) ICN Yugoslavia DD (formerly ICN Galenika),

in each case only to the extent that such Subsidiary:

      (a)   has no Indebtedness other than Non-Recourse Debt;

      (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

      (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

      (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary (other than the foregoing designation of ICN Yugoslavia DD as an Unrestricted Subsidiary) will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.8 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date, and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.9 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

      "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

      "Vice President" when used with respect to either of the Obligors or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

      (2)   the then outstanding principal amount of such Indebtedness.

      Section 1.2 Other Definitions.

                                         TERM                                                 DEFINED IN SECTION
-------------------------------------------------------------------------------------      ------------------------
"Affiliate Transaction"..............................................................               4.13(a)
"Agent Members"......................................................................               2.1(b)
"Asset Sale Offer"...................................................................            4.14(c)/3.14
"Benefited Party"....................................................................               10.2(b)
"Change of Control Offer ............................................................               3.8(b)
"Change of Control Purchase Date"....................................................               3.8(b)
"Change of Control Purchase Notice"..................................................               3.8(c)
"Change of Control Purchase Price"...................................................               3.8(a)
"Covenant Defeasance"................................................................                 8.3
"DTC"................................................................................               2.1(a)
"Depositary".........................................................................               2.1(a)
"Event of Default"...................................................................                 6.1
"Excess Proceeds"....................................................................               4.14(c)

                                         TERM                                                 DEFINED IN SECTION
-------------------------------------------------------------------------------------      ------------------------
"incur"..............................................................................               4.9(a)
"Legal Defeasance"...................................................................                 8.2
"Legal Holiday"......................................................................                11.7
"Legend" ............................................................................               2.12(a)
"Notice of Default"..................................................................                 6.1
"Obligors Notice"....................................................................               3.8(b)
"Obligors Order".....................................................................                 2.2
"Offer Amount".......................................................................                3.14
"Offer Period".......................................................................                3.14
"Parity Indebtedness"................................................................                3.14
"Paying Agent".......................................................................                 2.3
"Payment Default"....................................................................               6.1(e)
"Permitted Debt".....................................................................               4.9(b)
"Primary Registrar"..................................................................                 2.3
"Purchase Date"......................................................................                3.14
"QIB"................................................................................                 2.1
"Registrar"..........................................................................                 2.3
"Restricted Payments"................................................................               4.8(a)

      Section 1.3 Trust Indenture Act Provisions.

      Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Securities;

      "indenture security holder" means a Securityholder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the indenture securities means the Obligors or any other obligor on the Securities.

      All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

      Section 1.4 Rules of Construction.

      Unless the context otherwise requires:

            (A)   a term has the meaning assigned to it;

            (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (C) words in the singular include the plural, and words in the plural include the singular;

            (D)   provisions apply to successive events and transactions;

            (E) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

            (F)   the masculine gender includes the feminine and the neuter;

            (G) references to agreements and other instruments include subsequent amendments thereto;

            (H) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (I) references to ratings by Moody's or S&P shall include any successor equivalent ratings if either Moody's or S&P changes its ratings scale subsequent to the date of this Indenture.

                                   ARTICLE 2

                                 THE SECURITIES

      Section 2.1 Form and Dating.

      The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Obligors shall provide any such notations, legends or endorsements to the Trustee in writing. The Securities shall be in denominations of $1,000 and integral multiples thereof. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Obligors pursuant to the Purchase Agreement, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

            (a) Restricted Global Securities. All of the Securities are initially being offered and sold to (i) qualified institutional buyers as defined in Rule 144A (collectively, "QIBS" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act or (ii) outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act, and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "DEPOSITARY"), and registered in the name of its nominee, Cede & Co., duly executed by the

Obligors and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

            (b) Form of Securities. Global Securities shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Definitive Securities shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.12 hereof and shall be made on the records of the Trustee and the Depositary.

            Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Obligors, the Trustee and any agent of the Obligors or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Obligors, the Trustee or any agent of the Obligors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (c) Additional Securities. Subject to compliance with the provisions of Section 4.9 hereof, the Obligors may issue Additional Securities in an unlimited amount under this Indenture.

            (d) Temporary Global Securities. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Obligors and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the

Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (e) Book Entry Provisions. The Obligors shall execute and the Trustee shall, in accordance with this Section 2.1(e), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially in the form of the first paragraph of Exhibit A hereto.

      Section 2.2 Execution and Authentication.

      An Officer of each of the Obligors shall sign the Securities for the Obligors by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

      If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

      The Trustee shall authenticate and make available for delivery Securities for original issue in an initial aggregate principal amount of $300,000,000 upon receipt of a written order or orders of the Obligors signed by an Officer of the Obligors (an "OBLIGORS ORDER"). The Obligors Order shall specify the amount of Securities to be authenticated and shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amounts in the foregoing sentence, except as provided in Sections 2.1(c), 2.1(d) and 2.7 hereof.

      The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Obligors to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Obligors or an Affiliate of the Obligors.

      The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

      Section 2.3 Registrar and Paying Agent.

      The Obligors shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "REGISTRAR"), one or more offices or agencies where Securities may be presented for payment (each, a "PAYING AGENT") and one or more offices or agencies where notices and demands to or upon the Obligors in respect of the Securities and this Indenture may be served. The Obligors will at all times maintain a Paying Agent, Registrar and an office or agency where notices and demands to or upon the Obligors in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "PRIMARY REGISTRAR") shall keep a register of the Securities and of their transfer and exchange.

      The Obligors shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Obligors shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Obligors fail to maintain a Registrar, Paying Agent or agent for service of notices and demands in any place required by this Indenture, or fail to give the foregoing notice, the Trustee shall act as such. The Obligors or any Affiliate of the Obligors may act as Paying Agent (except for the purposes of Section 4.1 and Article 8).

      The Obligors hereby initially designate the Trustee as Paying Agent, Registrar and Securities Custodian, and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be the office of the Trustee located at 101 Barclay Street - 8W, New York, NY 10286) as one such office or agency of the Obligors for each of the aforesaid purposes.

      Section 2.4 Paying Agent to Hold Money in Trust.

      Prior to 11:00 a.m., New York City time, on each due date of the principal of, interest or Additional Interest, if any, on any Securities, the Obligors shall deposit with a Paying Agent a sum sufficient to pay such principal, interest or Additional Interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, interest or Additional Interest, if any, on the Securities, and shall notify the Trustee of any default by the Obligors (or any other obligor on the Securities) in making any such payment. If the Obligors or an Affiliate of the Obligors act as Paying Agent, the Obligors or such Affiliate shall, before 11:00 a.m., New York City time, on each due date of the principal of, interest or Additional Interest, if any, on any Securities, segregate the money and hold it as a separate trust fund. The Obligors at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Obligors) shall have no further liability for the money.

      Section 2.5 Securityholder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Obligors shall furnish to the Trustee on or before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      Section 2.6 Transfer and Exchange.

            (a) Subject to compliance with any applicable additional requirements contained in Section 2.12 hereof, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate in the form(s) included in Exhibit A and Exhibit B, as applicable, and in form satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3 hereof, the Obligors shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Obligors or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.11 or 9.5 hereof.

      Neither the Obligors, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Change of Control Purchase Notice or a notice in connection with an Asset Sale Offer has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

      All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Obligors, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

            (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

            (c) Each Holder of a Security agrees to indemnify the Obligors and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

      Section 2.7 Replacement Securities.

      If any mutilated Security is surrendered to the Obligors, a Registrar or the Trustee, or the Obligors, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Obligors, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Obligors, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Obligors shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Obligors pursuant to Article 3, the Obligors in their discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section 2.7, the Obligors may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

      Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Obligors, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section 2.8 Outstanding Securities.

      Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

      If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Obligors receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

      If a Paying Agent (other than the Obligors or an Affiliate of the Obligors) holds on a Redemption Date, Change of Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), interest and Additional Interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Change of Control Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest and Additional Interest, if any, on them shall cease to accrue.

      Subject to the restrictions contained in Section 2.9 hereof, a Security does not cease to be outstanding because the Obligors or an Affiliate of the Obligors hold the Security.

      Section 2.9 Treasury Securities.

      In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Obligors or any other obligor on the Securities or by any Affiliate of the Obligors or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the either of Obligors or any other obligor on the Securities or any Affiliate of the Obligors or of such other obligor.

      Section 2.10 Temporary Securities.

      Until Definitive Securities are ready for delivery, the Obligors may prepare and execute, and, upon receipt of a Obligors Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Obligors with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Obligors shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

      Section 2.11 Cancellation.

      The Obligors at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Obligors. All Securities which are purchased or otherwise acquired by the Obligors or any of their Subsidiaries prior to the Final Maturity Date may be delivered to the Trustee for cancellation or, if permitted by the Purchase Agreement, be resold. The Obligors may not hold or resell such Securities or issue any new Securities to replace any Securities delivered for cancellation

      Section 2.12 Legend; Additional Transfer and Exchange Requirements.

            (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Securities attached hereto as Exhibit A (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Obligors and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Obligors or such Registrar, as may be reasonably required by the Obligors and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Obligors to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Obligors, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Obligors, the Legend shall be reinstated.

            (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security; provided further that in no event shall (x) the Regulation S Temporary Global Security be exchanged by the Obligors for a Regulation S Permanent Global Security or (y) a beneficial interest in a Regulation S Global Security be transferred to a U.S. Person, prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Regulation S, as determined by the Obligors. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

            (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

            (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been exchanged for an Exchange Security in the Exchange Offer, sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Obligors or the Registrar, an opinion of counsel reasonably acceptable to the Obligors and addressed to the Obligors to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Obligors shall inform the Trustee of the consummation of the Exchange Offer and the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

            (e) As used in this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

            (f) The provisions of clauses (iii), (iv) and (v) below shall apply only to Global Securities:

                  (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary
      (x) has notified the Obligors that it is unwilling or unable to continue as Depositary for such Global Security or (y) such Depositary has ceased to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Obligors within 90 days after receipt of such notice or the Obligors become aware of such failure of registration, (B) the Obligors have provided the Depositary with written notice that they have elected to cause the issuance of the Definitive Securities or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Obligors will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form, without interest coupons.

                  (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Obligors, the Trustee and any agent of the Obligors or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Obligors, the Trustee or any agent of the Obligors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  (vi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so as and when expressly required by, the terms or this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            (g) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Securities that are held by Participants through Euroclear or Clearstream.

            (h) Exchange Offer. Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Obligors shall issue and, upon receipt of an Obligors Order, and any documents required by Section 11.4 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the applicable Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be canceled or reduced accordingly, and the Trustee shall deliver to the Persons designated by the Holders of the Definitive Securities so accepted Unrestricted Definitive Securities in the appropriate principal amount.

      Section 2.13 CUSIP and ISIN Numbers.

      The Obligors in issuing the Securities may use one or more "CUSIP" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Obligors will promptly notify the Trustee of any change in the "CUSIP" and "ISIN" numbers.

                                   ARTICLE 3

                            REDEMPTION AND PURCHASES

      Section 3.1 Right to Redeem.

      The Obligors, at their option, may redeem the Securities, in whole or in part, on or after December 15, 2007, in accordance with the provisions of
Section 3.7 hereof.

      The Obligors may not redeem the Securities if they have failed to pay any interest or premium on the Securities and such failure to pay is continuing.

      If the Obligors elect to redeem the Securities, they shall notify the Trustee at least 45 days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date, the aggregate principal amount of the Securities to be redeemed and the Section of this Indenture pursuant to which the Securities are being redeemed.

      Section 3.2 Selection of Securities to be Redeemed.

      If less than all the outstanding Securities are to be redeemed, the Trustee shall select the Securities for redemption as follows:

      (1) if the Securities are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Securities are listed; or

      (2) if the Notes are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      In the event of partial redemption by lot, the particular Securities to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

      The Trustee will promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected will be in amounts of

$1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

      Section 3.3 Notice of Redemption.

      At least 30 days but not more than 60 days before a Redemption Date, the Obligors shall mail, or shall cause to be mailed, a notice of redemption by first-class mail, postage prepaid, to the Trustee and to each Holder of Securities to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state:

            - the aggregate principal amount of the Securities to be redeemed;

            -     the Redemption Date (which shall be a Business Day);

            -     the redemption price;

            -     the name and address of the Paying Agent;

            - that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            - if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

            - that, unless the Obligors default in the deposit of the redemption price, interest on Securities called for redemption will cease to accrue on and after the Redemption Date;

            - the Section of this Indenture pursuant to which the Securities are being redeemed; and

            -     the CUSIP numbers of the Securities.

At the Obligors' request, the Trustee shall give the notice of redemption in the Obligors' name and at the Obligors' expense, provided that the Obligors make such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3. Concurrently with the mailing of any such notice of redemption, the Obligors shall issue a press release announcing such redemption, the form and content of which shall be determined by the Obligors. A notice of redemption may not be conditioned.

      Section 3.4 Effect of Notice of Redemption.

      Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice. If the Redemption Date falls during a period starting after the close of business on an interest payment record date and ending on the opening of business on the first Business Day after the next interest payment date, or if this interest payment date is not a Business Day, the second Business Day after the interest payment date, then the interest payment will be payable to the Holders who present the Securities for redemption.

      On and after the Redemption Date, unless the Obligors default in the deposit of the redemption price, interest will cease to accrue on the Securities or any portion of the Securities called for redemption, and all other rights of the Holder will terminate other than the right to receive the redemption price, without interest from the Redemption Date, on surrender of the Securities.

      Section 3.5 Deposit of Redemption Price.

      Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Obligors shall deposit with the Paying Agent (or the Trustee) money sufficient to pay the redemption price on all Securities to be redeemed on that date.

      Section 3.6 Securities Redeemed in Part.

      Upon surrender of a Security that is redeemed in part, the Obligors shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security in an authorized denomination equal in principal amount to, and in exchange for, the unredeemed portion of the Security surrendered.

      Section 3.7 Optional Redemption.

            (a) At any time prior to December 15, 2006, the Company may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of Securities, including Additional Securities, if any, issued under this Indenture at a redemption price of 107.0% of the principal amount of the Securities redeemed, plus accrued and unpaid interest and Additional Interest, if any, on the Securities redeemed to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that;

      (1) at least 65% of the aggregate principal amount of Securities, including Additional Securities, if any, issued under this Indenture remains outstanding immediately after the occurrence of such redemption, excluding Securities held by the Company and its Subsidiaries; and

      (2) the redemption occurs within 90 days of the date of the closing of such Equity Offerings.

      Except pursuant to the preceding paragraph, the Securities will not be redeemable at the Company's option prior to December 15, 2007.

            (b) On or after December 15, 2007, the Company may, at its option, redeem all or a part of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Securities redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

            Year                                                      Percentage
            ----                                                      ----------
            2007 ...................................................   103.500%
            2008 ...................................................   101.750%
            2009 and thereafter ....................................   100.000%

            (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

      Section 3.8 Purchase of Securities at Option of the Holder Upon Change of Control.

            (a) If at any time that Securities remain outstanding there shall occur a Change of Control, Securities shall be purchased by the Obligors at the option of the Holders, as of the Change of Control Purchase Date at a purchase price equal to 101% of the principal amount of the Securities, together with accrued and unpaid interest, including interest on any unpaid overdue interest, compounded semi-annually, and Additional Interest, if any, to, but excluding, the Change of Control Purchase Date (the "CHANGE OF CONTROL PURCHASE PRICE"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

            (b) Within 10 days after the occurrence of a Change of Control, the Obligors shall mail a written notice ("OBLIGORS NOTICE") of the Change of Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law) pursuant to which the Obligors shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Securities at the Change of Control Purchase Price. The notice shall include the form of a Change of Control Purchase Notice to be completed by the Holder, shall describe the transaction or transactions that constitute the Change of Control and shall state:

                  (i) that the Change of Control Offer is being made pursuant to this Section 3.8 and that all Securities tendered will be accepted for payment;

                  (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 3.8 must be given;

                  (iii) the purchase date, which date shall be no earlier than 30 days and no later than 60 days after the date the Obligors Notice is mailed (the "CHANGE OF CONTROL PURCHASE DATE");

                  (iv)   the Change of Control Purchase Price;

                  (v) the Holder's right to require the Obligors to purchase the Securities;

                  (vi)   the name and address of the Paying Agent;

                  (vii) that, unless the Obligors default in making such payment, any Security accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;

                  (viii) the procedures that the Holder must follow to exercise rights under this Section 3.8; and

                  (ix) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal.

      If any of the Securities is in the form of a Global Security, then the Obligors shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

            (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto, as applicable, and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "CHANGE OF CONTROL PURCHASE NOTICE") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date.

      The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor.

      The Obligors shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.13 also apply to the purchase of such portion of such Security.

      Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change of Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section
3.9 hereof

      A Paying Agent shall promptly notify the Obligors of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

      Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change of Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

      If the Change of Control Purchase Date falls after an interest payment record date and on or before the date that is one Business Day after the next interest payment date, then the interest payment will be payable to the Holder who presents a Security for purchase.

            (d) The Obligors will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Obligors set forth in subsection (b) of this Section 3.8 and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to Section 3.1 or 3.7 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) after giving effect to such Change of Control, (i) no Default or Event of Default has occurred and is continuing, (ii) the Change of Control transaction has been approved by the Board of Directors of the Company, and
(iii) the Securities are rated Baa3 or better by Moody's and BBB- or better by S&P.

            (e) The Obligors will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      Section 3.9 Effect of Change of Control Purchase Notice.

      Upon receipt by any Paying Agent of the Change of Control Purchase Notice specified in Section 3.8(c) hereof, the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change of Control Purchase Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change of Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) hereof have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c) hereof.

      A Change of Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

      Section 3.10 Deposit of Change of Control Purchase Price.

      On or before 11:00 a.m. New York City time on the Change of Control Purchase Date, the Obligors shall deposit with the Trustee or with a Paying Agent (other than the Obligors or an Affiliate of the Obligors) an amount of money (in immediately available funds if deposited on such Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change of Control Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Obligors shall be at the option of the Obligors, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change of Control Purchase Date.

      If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Purchase Price of any Security for which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change of Control Purchase Date, interest will cease to accrue on such Securities or any portion of the Securities as to which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture and all other rights of the Holder will terminate other than the right to receive the Change of Control Purchase Price, without interest from the Change of Control Purchase Date, on surrender of the Securities.

      Section 3.11 Securities Purchased in Part.

      Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Purchase Date the Obligors shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

      Section 3.12 Compliance With Securities Laws Upon Purchase of Securities.

      In connection with any offer to purchase or purchase of Securities under
Section 3.8 hereof, the Obligors shall (a) comply with Rule 14e-1 (or any successor to such Rule), if applicable, under the Exchange Act, and (b) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Obligors under Sections 3.8 through 3.11 hereof to be exercised in the time and in the manner specified therein.

      Section 3.13 Repayment to the Obligors.

      To the extent that the aggregate amount of cash deposited by the Obligors pursuant to Section 3.10 hereof exceeds the aggregate Change of Control Purchase Price (including interest and Additional Interest, if any, thereon) of the Securities or portions thereof that the Obligors are obligated to purchase, then promptly after the Change of Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Obligors.

      Section 3.14 Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.14 hereof, the Company is required to commence an offer to all Holders to purchase Securities ("ASSET SALE OFFER"), it shall follow the procedures specified below.

      The Asset Sale Offer shall be made to all Holders of Securities and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets ("PARITY INDEBTEDNESS"). The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall apply a portion of the Excess Proceeds as calculated pursuant to the Section 4.14 hereof (the "OFFER AMOUNT") to the purchase of Securities and such other Parity Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Securities and other Parity Indebtedness tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (1) that the Asset Sale Offer is being made pursuant to this Section
      3.14 and Section 4.14 hereof and the length of time the Asset Sale Offer will remain open;

            (2) the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Security not tendered or accepted for payment will continue to accrue interest and Additional Interest, if any;

            (4) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

            (5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (7) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the

      Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (8) that, if the aggregate principal amount of Securities and other Parity Indebtedness surrendered in connection with the Asset Sale Offer exceeds the Offer Amount, the Company shall select the Securities and other Parity Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities and such other Parity Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, will be purchased); and

            (9) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.14. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

      Other than as specifically provided in this Section 3.14, any purchase pursuant to this Section 3.14 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                    ARTICLE 4

                                    COVENANTS

      Section 4.1 Payment of Securities.

      The Obligors shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Obligors) holds by 11:00 a.m., New York City time, on that date money, deposited by the Obligors or an Affiliate thereof, sufficient to pay the installment. Except in the case of a redemption, a Change of Control Offer or an Asset Sale Offer, accrued and unpaid interest or Additional Interest, if any, on any Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Security is registered at the close of business on the record date for such interest or Additional Interest, if any, at the office or agency of the Obligors maintained for such purpose. The Obligors shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to the Security plus 1% per annum, which interest shall be payable on demand. Additional Interest, if any, shall accrue at the rates provided for in the Registration Rights Agreement and shall be paid at the same time and in the same manner as regular interest.

      Payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that the Obligors may elect to make payment of interest or Additional Interest, if any, by check mailed to the address of the Person entitled thereto as such address appears in the Register. Payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities held by a Holder holding an aggregate principal amount of Securities in excess of $1,000,000 shall be made by wire transfer in immediately available funds to an account maintained by such Holder in the United States, if such Holder has provided wire transfer instructions to the Obligors at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

      Section 4.2 Maintenance of Office or Agency.

            (a) The Obligors shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co registrar) where Securities may be surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Obligors in respect of the Securities and this Indenture may be served. The Obligors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Obligors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            (b) The Obligors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Obligors of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Obligors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Obligors hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Obligors in accordance with
Section 2.3 hereof.

      Section 4.3 Reports.

            (a) Whether or not required by the SEC's rules and regulations, so long as any Securities are outstanding, the Company shall furnish (to the extent not publicly available on the SEC's EDGAR system) to the Holders of Securities, within the time periods specified in the SEC's rules and regulations:

                  (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

                  (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

      All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

            (b) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in Section 4.3(a) hereof with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in Section 4.3(a) hereof on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

            (c) The Company further agrees that, for so long as any Securities remain outstanding, at any time it is not required to file the reports required by Section 4.3(a) or (b) hereof with the SEC, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than ICN Yugoslavia DD), then the quarterly and annual financial information required by Section 4.3 (a), (b) and (c) hereof shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

      Section 4.4 Compliance Certificates.

      The Obligors shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Obligors (beginning with the fiscal year ending December 31, 2003), an Officers' Certificate as to the signer's knowledge of the Obligors' compliance with all conditions and covenants on their part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 4.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

      Section 4.5 Further Instruments and Acts.

      Upon request of the Trustee, the Obligors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      Section 4.6 Maintenance of Corporate Existence.

      Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the corporate existence of any Restricted Subsidiary if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities or (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

      Section 4.7 Changes in Covenants when Securities Rated Investment Grade.

      If on any date following the date of this Indenture:

            (a) the Securities are rated Baa3 or better by Moody's and BBB- or better by S&P; and

            (b) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Securities, the provisions of Sections 4.8, 4.9, 4.10, 4.12, 4.13, 4.14 hereof and clause (iv) of Section 5.1(a) hereof will no longer be applicable to the Securities.

      Section 4.8 Restricted Payments.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

                  (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except (i) payments of interest thereon, (ii) payments of principal at the Stated Maturity thereof and
      (iii) any payment on or with respect to the 6-1/2% Notes; or

                  (iv)  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
      Section 4.9(a) hereof and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (ii) through (vi) of Section 4.8(b) hereof), is less than the sum, without duplication, of:

                        (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                        (B) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                        (C) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) or (ii) the initial amount of such Restricted Investment, plus

                        (D) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

            (b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                  (ii) the declaration and payment of the Current Dividend; provided, that at the time of declaration of such dividend the Company is able to incur at least an additional $1.00 of Indebtedness pursuant to
      Section 4.9(a) hereof; provided further, that if in any successive quarterly period after the date of this Indenture the Company does not declare and pay the Current Dividend, the Company shall no longer be permitted to pay any future Current Dividend under this clause (ii);

                  (iii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or the Co-Obligor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(B) of Section 4.8(a) hereof;

                  (iv) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or the Co-Obligor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (v) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed an aggregate of $5.0 million since the date of this Indenture; and

                  (vii) other Restricted Payments in an aggregate amount not to exceed $20.0 million since the date of this Indenture.

            (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (determined, for purposes of this covenant, by the Company or, in the case of any asset(s) valued in excess of $10 million, by the Board of Directors of the Company, in each case evidenced by an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Board of Directors' determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.8 were computed, together with a copy of any fairness opinion or appraisal required by this subsection (c).

      Section 4.9 Incurrence of Indebtedness and Issuance of Preferred Stock.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "INCUR"), with respect to any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Subsection (a) of this Section 4.9 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                  (i) the incurrence by the Company of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.14 hereof and (y) the amount of the Borrowing Base as of the date of such incurrence;

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by the Company and the Co-Obligor of Indebtedness represented by the Securities to be issued on the date of this Indenture and the Exchange Securities to be issued pursuant to the Registration Rights Agreement and Guarantees thereof, if any, by Domestic Subsidiaries of the Company;

                  (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed $25.0 million at any time outstanding;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.9(a) hereof or clauses (ii),
      (iii), (iv), (v), (xi) or (xii) of this Section 4.9(b);

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                        (A) if the Company or the Co-Obligor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities; and

                        (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes;

                  (viii) the Guarantee by the Company or the Co-Obligor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred under this Section 4.9; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

                  (ix) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

                  (x) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $25.0 million;

                  (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $25.0 million;

                  (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $25.0 million; and

                  (xiii) the Guarantee by Domestic Subsidiaries of the Company of Indebtedness of the Company permitted to be incurred under another provision of this Section 4.9.

            (c) The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Securities on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

            (d) For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through
(xii) of Section 4.9(b) hereof, or is entitled to be incurred pursuant to subsection (a) of this Section 4.9, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.9. Indebtedness under Credit Facilities outstanding on the date on which Securities are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of Section 4.9(b) hereof.

      Section 4.10 Sale and Leaseback Transactions.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (other than a sale leaseback transaction involving a lease, including any renewal period, optional or otherwise, not in excess of 24 months); provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                  (i) the Company or that Restricted Subsidiary, as applicable, could have (x) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.9(a) hereof, and (y) incurred a Lien to secure such Indebtedness pursuant to Section 4.11 hereof;

                  (ii) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Company, or, in the case of a sale leaseback transaction in excess of $10 million, the Board of Directors of the Company, in each case set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

                  (iii) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.14 hereof.

      Section 4.11 Liens.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

      Section 4.12 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            (b) The restrictions set forth in Section 4.12(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

                  (i) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

                  (ii)  this Indenture and the Securities;

                  (iii) any encumbrance or restriction pursuant to Credit Facilities incurred under clause (i) of Section 4.9(b) hereof;

                  (iv) applicable law, rule, regulation or order, approval, license, permit or similar restriction, including under contracts with foreign governments or agencies thereof entered into in the ordinary course of business;

                  (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred, or such Capital Stock was issued, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred under Section
      4.9 hereof;

                  (vi) customary non-assignment provisions in leases, contracts and licenses entered into in the ordinary course of business and consistent with past practices;

                  (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 4.12(a) hereof;

                  (viii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (x) Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (xi) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

                  (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

      Section 4.13 Transactions with Affiliates.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

                  (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (ii)  the Company delivers to the Trustee:

                        (A) respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.13(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                        (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

            (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.13(a) hereof:

                  (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (iii) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (iv) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

                  (v) issuances or sales of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

                  (vi) Restricted Payments that are permitted by the provisions of Section 4.8 hereof;

                  (vii) transactions effected pursuant to agreements in effect on the date of this Indenture and any amendment, modification, or replacement to such agreement (so long as the amendment, modification or replacement is not disadvantageous to the Holders of the Securities in any respect);

                  (viii) advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; and

                  (ix)  transactions with a Permitted Joint Venture.

      Section 4.14 Asset Sales.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (determined, for purposes of this clause
      (i), by the Company or, in the case of any asset(s) valued in excess of $10 million, by the Board of Directors of the Company, in each case evidenced by an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

                        (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                        (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

            (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds:

                  (i) to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (iii) to make a capital expenditure in or that is useful in a Permitted Business;

                  (iv) to retire Securities pursuant to privately negotiated transactions, open market purchases or otherwise; or

                  (v) to acquire other assets that are not classified as current assets (for the avoidance of doubt, including acquisitions of in-process research and development) under GAAP and that are used or useful in a Permitted Business.

      Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

            (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.14(b) hereof shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer (an "ASSET SALE OFFER") to all Holders of Securities and all holders of Parity Indebtedness to purchase the maximum principal amount of Securities and such other Parity Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and other Parity Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Securities and such other Parity Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

      Section 4.15 Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.8(a) hereof or under one or more of the clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

      Section 4.16 Business Activities.

      The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

      Section 4.17 Payments for Consent.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

      Section 4.18 Stay, Extension and Usury Laws.

      The Obligors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligors from paying all or any portion of the principal of, premium, if any, interest or Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Obligors (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 4.19 Payment of Additional Interest.

      If Additional Interest is payable by the Obligors pursuant to the Registration Rights Agreement, the Obligors shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and
(iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

      Section 4.20 Notice of Default.

      In the event that any Default or Event of Default under Section 6.1 hereof shall occur, the Obligors shall give prompt written notice of such Default or Event of Default to the Trustee.

                                   ARTICLE 5

                     MERGER, CONSOLIDATION OR SALE OF ASSETS

      Section 5.1 Merger, Consolidation or Sale of Assets.

            (a) The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                  (i)   either: (x) the Company is the surviving corporation; or
      (y) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, (premium, if any), interest and Additional Interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Obligors to be performed or observed;

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

                  (iii) immediately after such transaction, no Default or Event of Default exists;

                  (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.9(a) hereof; and

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

            (b) The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

      Section 5.2 Successor Substituted.

            Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with
Section 5.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 6

                              DEFAULT AND REMEDIES

      Section 6.1 Events of Default.

      An "EVENT OF DEFAULT" shall occur if:

            (a) the Obligors default in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon a Redemption Date, Change of Control Purchase Date, Purchase Date or otherwise);

            (b) the Obligors default in the payment of any interest or Additional Interest, if any, payable on any Security when the same becomes due and payable and the default continues for a period of 30 days;

            (c) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Sections 3.8, 4.8, 4.9, 4.14 and 5.1 of this Indenture;

            (d) the Company or any of its Restricted Subsidiaries fails to comply with any of the other covenants contained in the Securities or this Indenture and the default continues for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding;

            (e) the Company or any of its Restricted Subsidiaries default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                  (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

                  (ii) results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

            (f) the Company or any of its Restricted Subsidiaries fails to pay final non-appealable judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

            (g) the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                  (i)   commences a voluntary case or proceeding;

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding;

                  (ii) appoints a Custodian of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and in each case the order or decree described in this clause (h) remains unstayed and in effect for 60 consecutive days.

      Any notice given pursuant to Section 6.1(d) hereof must be in writing and must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT." When any Default under this Section 6.1 is cured, it ceases.

      The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Obligors, a Paying Agent, any Holder or any agent of any Holder.

      Section 6.2 Acceleration.

      If an Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.1 hereof) occurs and is continuing, the Trustee may, by notice to the Obligors, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Obligors and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 6.1 hereof occurs, all unpaid principal (including, without limitation, any premium, in any), and accrued interest and additional amounts, if any on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest at a rate of 1% per annum over the amount of interest otherwise payable on such Security on overdue installments of interest and Additional Interest, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.7 hereof have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

      If an Event of Default occurs on or after December 15, 2007, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company in bad faith with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.7 hereof, then, upon acceleration of the Securities, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Securities to the contrary notwithstanding. If an Event of Default occurs prior to December 15, 2007, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company in bad faith with the intention of avoiding the prohibition on redemption of the Securities prior to December 15, 2007, then, upon acceleration of the Securities, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on each of the years set forth below, as set forth below (expressed as a percentage of the aggregate principal amount to the date of payment that would otherwise be due but for the provisions of this sentence):

      Year                                                    Percentage
      ----                                                    ----------
      2004.................................................    107.000%

      2005.................................................    105.833%

      2006.................................................    104.666%

      2007.................................................    103.500%

      Section 6.3 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest or Additional Interest, if any, on the Securities or to enforce the performance of any provision of such Securities or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

      Section 6.4 Waiver of Defaults and Events of Default.

      Subject to Sections 6.7 and 9.2 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any Security when due or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.2 hereof, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases.

      Section 6.5 Control by Majority.

      The Holders of a majority in principal amount of all Securities then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      Section 6.6 Limitations on Suits.

      A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or Additional Interest, if any) unless:

            (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;


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            (c)   such Holder or Holders offer to the Trustee reasonable
indemnity to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities.

      A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

      Section 6.7 Rights of Holders to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, interest and Additional Interest, if any, on the Security, on or after the respective due dates expressed in the Security and this Indenture and to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

      Section 6.8 Collection Suit by Trustee.

      If an Event of Default in the payment of principal, interest or Additional Interest, if any, specified in clause (a) or (b) of Section 6.1 hereof occurs and is continuing with respect to any Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Obligors or another obligor on the Securities for the whole amount of principal and accrued interest or Additional Interest, if any, remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and overdue installments of interest or Additional Interest, if any, in each case at a rate equal to the interest rate then in effect on such Security plus 1% per annum and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      Section 6.9 Trustee May File Proofs of Claim.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Obligors (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances


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in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.10 Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      First, to the Trustee for amounts due under Section 7.7 hereof;

      Second, to Holders for amounts due and unpaid on the Securities for principal, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and Additional Interest, if any, respectively; and

      Third, the balance, if any, to the Obligors.

      The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                    ARTICLE 7

                                     TRUSTEE

      Section 7.1 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.


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            (b)   Except during the continuance of an Event of Default:

                        (A) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

                        (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except (subject to the TIA) that:

                        (A) this paragraph does not limit the effect of subsection (b) of this Section 7.1;

                        (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received satisfactory indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.1.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Obligors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      Section 7.2 Rights of Trustee.

      Subject to Section 7.1 hereof:

            (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.


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            (b)   Before the Trustee acts or refrains from acting, it may
require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.4(b) hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Obligors, personally or by agent or attorney at the sole cost of the Obligors and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

      Section 7.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Obligors or an Affiliate of the Obligors with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.


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      Section 7.4 Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Obligors' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

      Section 7.5 Notice of Default or Events of Default.

      If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a Default or an Event of Default in payment of the principal (including premium, if any) of, interest or Additional Interest, if any, on any Security.

      Section 7.6 Reports by Trustee to Holders.

      If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

      A copy of each report at the time of its mailing to Holders shall be mailed to the Obligors and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Obligors shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

      Section 7.7 Compensation and Indemnity.

      The Obligors shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Obligors and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Obligors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Obligors shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with


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the exercise or performance of any of its powers or duties hereunder. The
Trustee shall notify the Obligors promptly of any claim asserted against the Trustee for which it may seek indemnity. The Obligors need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

      The Obligors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

      To secure the Obligors' payment obligations in this Section 7.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, interest and Additional Interest, if any, on the Securities. The obligations of the Obligors under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in clause (g) or (h) of Section 6.1 hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law to the extent permitted by law. The provisions of this Section shall survive the termination of this Indenture.

      Section 7.8 Replacement of Trustee.

      The Trustee may resign by so notifying the Obligors. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Obligors' written consent, appoint a successor Trustee. The Obligors may remove the Trustee if:

            (a)   the Trustee fails to comply with Section 7.10 hereof;

            (b)   the Trustee is adjudged a bankrupt or an insolvent;

            (c) a receiver or other public officer takes charge of the Trustee or its property; or

            (d)   the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Obligors shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

      If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Obligors or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Obligors.


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      If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Obligors. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

      A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

      Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Obligors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

      Section 7.9 Successor Trustee by Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 7.10 hereof. Such successor Trustee shall promptly mail notice of its succession to the Obligors and each Holder.

      Section 7.10 Eligibility; Disqualification.

      The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 7. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

      Section 7.11 Preferential Collection of Claims Against Obligors.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


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                                    ARTICLE 8

    DEFEASANCE; SATISFACTION AND DISCHARGE OF INDENTURE; RELEASE OF RIBAPHARM

      Section 8.1 Satisfaction and Discharge of Indenture.

      This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Obligors, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (a)   either

                  (i)   all Securities theretofore authenticated and delivered

      (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 hereof and
      (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Obligors as provided in Section 8.5 hereof) have been delivered to the Trustee for cancellation; or

                  (ii) all such Securities not theretofore delivered to the Trustee for cancellation are within one year of the maturity date and the Obligors have irrevocably deposited or caused to be irrevocably deposited cash with the Trustee or a Paying Agent (other than the Obligors or any of their Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable);

            (b) the Obligors have paid or caused to be paid all other sums payable hereunder by the Obligors; and

            (c) the Obligors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Obligors to the Trustee under Section 7.7 hereof shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, Section 4.2, Section 4.3, Section 7.8 this Article 8 and Section 11.5, shall survive until the Securities have been paid in full.

      Section 8.2 Legal Defeasance.

      The Obligors shall be deemed to have paid and will be discharged from any and all obligations in respect of this Indenture and the Securities on the date of the deposit referred to in clause (a) of this Section 8.2, and the provisions of this Indenture shall no longer be in effect


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with respect to the Securities ("LEGAL DEFEASANCE"), and the Trustee, at the
expense of the Obligors, shall execute proper instruments acknowledging the same, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in clause (a) below payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Obligors' obligations with respect to such Securities under Article 2 and Section 4.3 hereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, including, without limitation, Section 7.7 hereof and the Obligors' obligations in connection therewith and (iv) this Section 8.2. Subject to compliance with this Section 8.2, the Obligors may exercise their option under this Section 8.2 notwithstanding the prior exercise of their option under
Section 8.3 hereof. The following conditions shall apply to Legal Defeasance:

            (a) the Obligors shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities at the Stated Maturity thereof or on the applicable Redemption Date, as the case may be and the Obligors must specify whether the Securities are being defeased to their Stated Maturity or to a particular Redemption Date;

            (b) the Obligors shall have delivered to the Trustee an Opinion of Counsel (based on a ruling published by the United States Internal Revenue Service or other change in the applicable U.S. federal income tax law) in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

            (c) no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at the time in the period ending on the 91st day after the date of deposit;

            (d) the Legal Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument(other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiary is bound;

            (e) the Obligors must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (f) the Obligors must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Obligors with the intent of preferring the Holders of


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
Securities over the other creditors of the Obligors with the intent of defeating, hindering, delaying or defrauding creditors of the Obligors or others; and

            (g) the Obligors must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been complied with.

            After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Obligors' obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

            Notwithstanding the foregoing, the Opinion of Counsel required by
Section 8.2(b) hereof with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable upon maturity or redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Obligors.

      Section 8.3 Covenant Defeasance.

      The Company may omit to comply with any term, provision or condition set forth in clause (iv) of Section 5.1(a) hereof, and the Obligors may omit to comply with any term, provision or condition set forth in Sections 4.8 through
4.17 hereof and any breach of clauses (c), (d), (e), or (f), or with respect to Significant Subsidiaries only, clauses (g) or (h) under Section 6.1 hereof shall be deemed not to be an Event of Default ("COVENANT DEFEASANCE"), if in each case with respect to the outstanding Securities:

            (a) the Obligors shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities at the Stated Maturity thereof or on the applicable Redemption Date, as the case may be, and the Obligors must specify whether the Securities are being defeased to their Stated Maturity or to a particular Redemption Date;

            (b) the Obligors shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

            (c) no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at the time in the period ending on the 91st day after the date of deposit;

            (d) the Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (e) the Obligors must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (f) the Obligors must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Obligors with the intent of preferring the Holders of Securities over the other creditors of the Obligors with the intent of defeating, hindering, delaying or defrauding creditors of the Obligors or others; and

            (g) the Obligors must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance have been complied with.

            If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Securities when due, then the obligations of the Obligors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

            Upon the occurrence of a Covenant Defeasance, the Trustee shall send written notice of such Covenant Defeasance to the Obligors.

            Notwithstanding the foregoing, the Opinion of Counsel required by
Section 8.3(b) hereof with respect to a Covenant Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable upon maturity or redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Obligors.

      Section 8.4 Application of Trust Money.

      Subject to the provisions of Section 8.5 hereof, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.1, 8.2 or 8.3 hereof and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, interest and Additional Interest, if any, on the Securities.


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      Section 8.5 Repayment to Obligors.

      The Trustee and each Paying Agent shall promptly pay to the Obligors upon request any excess money (i) deposited with them pursuant to Section 8.1, 8.2 or
8.3 hereof and (ii) held by them at any time.

      The Trustee and each Paying Agent shall pay to the Obligors upon request any money held by them for the payment of principal or interest or Additional Interest, if any, that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Obligors cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Obligors. After payment to the Obligors, Holders entitled to money must look to the Obligors for payment as general creditors unless an applicable abandoned property law designates another person.

      Section 8.6 Reinstatement.

      If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.5 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1, 8.2 or
8.3 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section
8.5 hereof; provided, however, that if the Obligors have made any payment of the principal of or interest or Additional Interest, if any, on any Securities because of the reinstatement of their obligations, the Obligors shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

      Section 8.7 Release of Ribapharm as Obligor.

      If Ribapharm's obligations under the 6 1/2% Notes and the 6 1/2% Indenture shall have been discharged in accordance with Article VIII of such indenture (other than the obligations which shall survive pursuant to Section 8.01 of the 6 1/2% Indenture), the Company and Ribapharm shall deliver to the Trustee Officers' Certificates certifying to that effect as of the date of such Officers' Certificates, then automatically, without the requirement of any further action by the Company, Ribapharm or the Trustee, Ribapharm shall, from the date of such Officers' Certificates, have no further obligation or liability under the Indenture or the Securities. The Trustee shall, at the Company's and Ribapharm's expense, execute and deliver such instruments as the Company and Ribapharm may reasonably request to evidence such discharge.

      Section 8.8 Reinstatement of Ribapharm as Obligor.

      If, at any time after Ribapharm has been released as an Obligor pursuant to Section 8.7 hereof, the obligations of Ribapharm under the 6 1/2% Notes and the 6 1/2% Indenture shall be revived and reinstated pursuant to Section 8.04 of the 6 1/2% Indenture, the Company and


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Ribapharm shall promptly execute a supplemental indenture reinstating Ribapharm as an Obligor under the Indenture and the Securities until such time as Section
8.7 hereof shall again apply.

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      Section 9.1 Without Consent of Holders.

      The Obligors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

            (a)   to comply with Section 5.1 hereof

            (b)   to cure any ambiguity, defect or inconsistency;

            (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

            (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (f) to conform the text of this Indenture or the Securities to any provision of the section of the Offering Memorandum dated December 9, 2003 captioned "Description of the Notes" to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Securities;

            (g) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof;

            (h) to allow any Person to execute a supplemental indenture and a Guarantee with respect to the Securities;

            (i)   to appoint a successor Trustee; or

            (j) to remove or reinstate Ribapharm as an Obligor under the Indenture, pursuant to Section 8.7 or Section 8.8 hereof.

      Section 9.2 With Consent of Holders.

            The Obligors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular


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
instance by the Obligors with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 9.4 hereof, without the written consent of each Securityholder, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4 hereof, may not:

            (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the Stated Maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to Sections 3.8, 3.14 and 4.14);

            (c) reduce the rate of or change the time for payment of interest on any Security;

            (d) waive a Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

            (e)   make any Security payable in money other than U.S. dollars;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Securities;

            (g) waive a redemption payment with respect to any note (other than a payment required by Sections 3.8, 3.14 and 4.14);

            (h) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

            (i) remove Ribapharm as an Obligor on the Securities prior to such time as Ribapharm's obligations under the 6 1/2% Notes and 6 1/2% Indenture shall have been discharged as described in Section 8.5 hereof; or

            (j) make any change in the preceding amendment and waiver provisions.

      It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any Securities held by the Obligors or one of their Subsidiaries will be disregarded for voting purposes in connection with this Article 9.

      After an amendment, supplement or waiver under Section 9.1 or this Section
9.2 becomes effective, the Obligors shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Obligors to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.


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
      Section 9.3 Compliance With Trust Indenture Act.

      Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

      Section 9.4 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

      After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through
(i) of Section 9.2 hereof. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

      Section 9.5 Notation On or Exchange of Securities.

      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Obligors or the Trustee so determines, the Obligors in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

      Section 9.6 Trustee to Sign Amendments, Etc.

      The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Obligors may not sign an amendment or supplemental indenture until their Boards of Directors approve it.

      Section 9.7 Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


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
                                   ARTICLE 10

                              SUBSIDIARY GUARANTEES

      Section 10.1 Future Guarantees.

      If, after the date of this Indenture, any Domestic Subsidiary of the Company provides a Guarantee in connection with any Indebtedness of the Company or the Co-Obligor, that in each case ranks pari passu in right of payment with the Securities, then the Company shall cause such Domestic Subsidiary, within five Business Days of the date on which any such Domestic Subsidiary became so obligated, to execute and deliver to the Trustee a Supplemental Indenture in form reasonably satisfactory to the Trustee, pursuant to which such Domestic Subsidiary shall unconditionally guarantee, on a senior unsecured basis, all of the Obligors' obligations under the Securities and this Indenture on the terms set forth herein and therein. Any Domestic Subsidiary that becomes a Guarantor shall remain a Guarantor unless (i) designated an Unrestricted Subsidiary by the Company in accordance with this Indenture or (ii) it is otherwise released from its obligations as a Guarantor pursuant to Section 10.5 hereof.

      Section 10.2 Terms of Guarantees.

            (a) Subject to this Article 10, pursuant to the Supplemental Indenture described in Section 10.1 hereof, each of the Domestic Subsidiaries that will become Guarantors will, jointly and severally, unconditionally Guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Obligors hereunder or thereunder that: (i) the due and punctual payment of principal, premium and interest and Additional Interest, if any, on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, (ii) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Obligors to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (iii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.2 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor shall agree that this is a Guarantee of payment and not a Guarantee of collection.

            (b) Each Guarantor shall agree that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Securities or the obligations of the Obligors under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Obligors or any other obligor with respect to this Indenture, the Securities or the obligations of the Obligors under this Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, shall waive and relinquish all


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claims, rights and remedies accorded by applicable law to guarantors and shall agree not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Obligors (each a "BENEFITED PARTY"), as a condition of payment or performance by such Guarantor, to (A) proceed against the Obligors, any other guarantor (including any other Guarantor) of the obligations under the Guarantees or any other person, (B) proceed against or exhaust any security held from the Obligors, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Obligors or any other person, or
(D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Obligors including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Obligors from any cause other than payment in full of the obligations under the Guarantees; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party's errors or omissions in the administration of the obligations under the Guarantees, except behavior which amounts to bad faith; (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder and under its Guarantee, (B) the benefit of any statute of limitations affecting such Guarantor's liability hereunder and under its Guarantee or the enforcement hereof and thereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of default under the Securities or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Obligors and any right to consent to any thereof;
(vii) to the extent permitted under applicable law, the benefits of any "One Action" rule and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except as set forth in Section 10.5, each Guarantor shall covenant that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to the Obligors, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Obligors or the Guarantors, any amount paid to either the Trustee or such Holder, any Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (d) Each Guarantor shall agree that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor shall further agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2


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hereof for the purposes of any Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.2 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of any such Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Guarantee.

      Section 10.3 Limitation on Guarantor Liability.

      Each Guarantor shall confirm, and by its acceptance of Securities, each Holder hereby confirms, that it is the intention of all such parties that any Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee and the Holders irrevocably agree, and the Guarantors shall irrevocably agree, that the obligations of such Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

      Section 10.4 Merger and Consolidation of Guarantors.

            (a) In case of any sale or other disposition, consolidation, merger, sale or conveyance and upon the assumption by the successor person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities available hereunder which theretofore shall not have been signed by the Obligors and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

            (b) Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (a) of this Section 10.4, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or the Co-Obligor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company, the Co-Obligor or another Guarantor.


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
      Section 10.5 Release.

            (a) In the event (i) that a Guarantor ceases to provide a Guarantee in connection with any and all Indebtedness of the Company or the Co-Obligor, that in each case ranks pari passu in right of payment with the Securities, (ii) of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor, in each case to a person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, so long as the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.14 hereof, or (iii) of a designation by the Company of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the definition thereof, such Guarantor or, in the case of a sale or other disposition of all or substantially all of the assets of such Guarantor, the corporation acquiring such property, shall be released and relieved of any obligations under its Guarantee without any further action being required by the Trustee or any Holder.

            (b) Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.8 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

            (a) Any Guarantor not released from its obligations under its Security Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11

                                  MISCELLANEOUS

      Section 11.1 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.


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      Section 11.2 Notices.

      Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

            If to the Obligors, to:

            Valeant Pharmaceuticals International
            3300 Hyland Avenue
            Costa Mesa, California 92626
            Attention:  Chief Financial Officer
            Facsimile No.: (714) 641-7271

            With a copy to:

            Valeant Pharmaceuticals International
            3300 Hyland Avenue
            Costa Mesa, California 92626
            Attention:  General Counsel
            Facsimile No.: (714) 641-7228

            If to the Trustee, to:

            The Bank of New York
            101 Barclay Street - 8W
            New York, NY 10286
            Attn: Corporate Trust Administration
            Facsimile No.: (212) 815-5705

      Such notices or communications shall be effective when received.

      The Obligors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.


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      Section 11.3 Communications by Holders With Other Holders.

      Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

      Section 11.4 Certificate and Opinion of Counsel as to Conditions
Precedent.

            (a) Upon any request or application by the Obligors to the Trustee to take any action under this Indenture, the Obligors shall furnish to the Trustee at the request of the Trustee:

                        (A) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                        (B) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

            (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                        (A) a statement that the person making such certificate or opinion has read such covenant or condition;

                        (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (C) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                        (D) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      Section 11.5 Record Date for Vote or Consent of Holders.

      The Obligors (or, in the event deposits have been made pursuant to 8.1, 8.2 or 8.3 hereof, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 9.4 hereof, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

      Section 11.6 Rules by Trustee, Paying Agent and Registrar.The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar or Paying Agent may make reasonable rules for its functions.

      Section 11.7 Legal Holidays.

      A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date, including any Redemption Date, Purchase Date, Change of Control Purchase Date and Final Maturity Date, is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, shall accrue for the intervening period on such payment. If an interest record date is a Legal Holiday, the record date shall not be affected.

      Section 11.8 Governing Law; Submission to Jurisdiction.

            (a) This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

            (b) The Obligors irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture. The Obligors irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

      Section 11.9 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Obligors or a Subsidiary of the Obligors. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 11.10 No Recourse Against Others.

      All liability described in paragraph 13 of the Form of the Securities attached hereto as Exhibit A of any director, officer, employee or shareowner, as such, of the Obligors is waived and released.

      Section 11.11 Successors.

      All agreements of the Obligors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 11.12 Multiple Counterparts.

      The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

      Section 11.13 Separability.

      In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11.14 Table of Contents, Headings, etc.

      The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 11.15 Calculations in Respect of the Securities.

      The Obligors and their agents shall make all calculations under the Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Obligors shall provide a copy of such calculations to the Trustee as required hereunder.

                            [SIGNATURE PAGE FOLLOWS]

                                                                  EXECUTION COPY

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date and year first above written.

                                    VALEANT PHARMACEUTICALS INTERNATIONAL

                                    By: /s/ Robert W. O'Leary
                                        --------------------------------------
                                        Name: Robert W. O'Leary
                                        Title: Chairman of the Board and Chief
                                               Executive Officer

                                    RIBAPHARM INC.

                                    By: /s/ Philip W. Loberg, Jr.
                                            ----------------------------------
                                        Name: Philip W. Loberg, Jr.
                                        Title: Treasurer


                                    THE BANK OF NEW YORK, AS TRUSTEE

                                    By: /s/ John Guiliano
                                            ----------------------------------
                                        Name: John Guiliano
                                        Title: Vice President


                          (Signature Page to Indenture)

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY, RIBAPHARM OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.] (1)

      [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),

----------
(1)   This paragraph to be included only if the Security is a Global Security.

(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO VALEANT PHARMACEUTICALS INTERNATIONAL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF VALEANT PHARMACEUTICALS INTERNATIONAL SO REQUESTS), (2) TO VALEANT PHARMACEUTICALS INTERNATIONAL OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE."] (2)

      [THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.] (3)

      [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.] (4)

      [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOT THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.] (5)

----------
(2)   These paragraphs to be included only if the Security is a Restricted
      Security.

(3)   Include only if the Security is a Restricted Security.

(4)   Include only if a Registration Statement is not effective.

(5)   Include only on Regulation S Temporary Global Security.

                      VALEANT PHARMACEUTICALS INTERNATIONAL


CUSIP:  [                 ]                                              No. [ ]

                     7.0% SENIOR NOTES DUE DECEMBER 15, 2011

      Valeant Pharmaceuticals International, a Delaware corporation (the "Company," which term shall include any successor corporation under the Indenture referred to on the reverse hereof), and Ribapharm Inc. ("Ribapharm," which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promise to pay to ______________ or its registered assigns, the principal sum of _____________________________ Dollars ($__________) on December 15, 2011 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]
(6)
and to pay interest thereon as provided on the other side of this Note.

Interest Payment Dates: June 15 and December 15, beginning June 15, 2004.

Record Dates: June 1 and December 1.

      Additional provisions of this Note are set forth on the other side of this Note.

                            [SIGNATURE PAGE FOLLOWS]

----------
(6)   Include only if the Security is a Global Security.

      IN WITNESS WHEREOF, the Company and Ribapharm have caused this instrument to be duly executed.

                                        Valeant Pharmaceuticals International

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                        Ribapharm Inc.

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

Trustee's Certificate of Authentication:
This is one of the Securities referred
to in the within-mentioned Indenture for the 7.0% Senior Notes due 2011.

THE BANK OF NEW YORK,
as Trustee


----------------------------------------
Authorized Signatory

By:

Dated:

                       [FORM OF REVERSE SIDE OF SECURITY]

                      VALEANT PHARMACEUTICALS INTERNATIONAL

                     7.0% SENIOR NOTES DUE DECEMBER 15, 2011

      1.    INTEREST

      The Company and Ribapharm shall pay interest on this Note semiannually in arrears on June 15 and December 15, each an "interest payment date," of each year, commencing on June 15, 2004, at the rate per annum specified in the title of this Note. Interest shall accrue from and including December 12, 2003 or else the most recent interest payment date to which interest had been paid or duly provided for to but excluding the date on which such interest is paid. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company and Ribapharm shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to this Note plus 1% per annum, which interest shall be payable on demand.

      All references in the Indenture and this Note to interest shall be deemed to include a reference to Additional Interest payable pursuant to the Registration Rights Agreement with respect to this Note. If Additional Interest is payable on this Note as contemplated under the Registration Rights Agreement, such interest shall be payable on each interest payment date and at maturity to the record holder entitled to interest on such date.

      The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the Person in whose name this Note is registered at the close of business on June 1 or December 1 preceding such interest payment date (the "RECORD DATE") except as provided in the Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

      2.    METHOD OF PAYMENT

      The Holder must surrender this Note to a Paying Agent to collect payment of principal at maturity. The Company and Ribapharm will make any payments of interest at maturity to the person to whom the principal is paid. On presentation and surrender of the certificated Note, the Company and Ribapharm will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on this Note shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that the Company and Ribapharm may elect to make payment of interest or Additional Interest, if any, by check mailed to the address of the Person entitled thereto as such address appears in the Register. Payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on a Note held by a Holder holding an aggregate principal amount of Notes in excess of $1,000,000 shall be made by wire transfer in immediately available funds to an account maintained by such Holder in the United States, if such Holder has provided wire transfer instructions to the Company and Ribapharm at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      3.    PAYING AGENT AND REGISTRAR

      Initially, The Bank of New York (the "TRUSTEE," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent and Registrar. The Company and Ribapharm may change any Paying Agent or Registrar without notice to the Holder. The Company and Ribapharm or any of their Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

      4.    INDENTURE, LIMITATIONS

      This Note is one of a duly authorized issue of Securities of the Company and Ribapharm designated as their 7.0% Senior Notes Due December 15, 2011 (the "NOTES"), issued under an Indenture dated as of December 12, 2003 (together with any supplemental indentures thereto, the "INDENTURE"), among the Company, Ribapharm and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Indenture.

      The Obligors shall be entitled to issue Additional Securities pursuant to
Section 2.1(c) of the Indenture.

      5.    OPTIONAL REDEMPTION; PURCHASE OF NOTES AT OPTION OF HOLDER.

            (a) Optional Redemption. After December 15, 2007, the Notes are redeemable at the option of the Company at the prices, and upon the terms and conditions, set forth in the Indenture. On or prior to December 15, 2006, the Company may redeem up to 35% of the Notes with the net cash proceeds of one or more Equity Offerings, at the prices, and upon the terms and conditions, set forth in the Indenture.

            (b) Repurchase at Option of Holder. If there is a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL

PAYMENT"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      If after the Company or a Restricted Subsidiary consummates any Asset Sale, the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall commence an offer to all Holders of Notes and all holders of other Parity Indebtedness an aggregate principal amount of Notes and such other Parity Indebtedness that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds (an "ASSET SALE OFFER") pursuant to Section 4.14 of the Indenture to purchase the maximum principal amount of Notes and other Parity Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other Parity Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes and other Parity Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            (c) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      6.    DENOMINATIONS, TRANSFER, EXCHANGE, CANCELLATION

      The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

      All Notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to the Company or Ribapharm or any of their other Agents with respect to the Notes, be delivered to the Trustee. The Trustee will promptly cancel all Notes delivered to it. No Notes will be authenticated in exchange for any Notes cancelled as provided in the Indenture.

      7.    PERSONS DEEMED OWNERS

      The Holder of a Note may be treated as the owner of it for all purposes.

      8.    UNCLAIMED MONEY

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company and Ribapharm at their written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company and Ribapharm for payment as general creditors unless an applicable abandoned property law designates another person.

      9.    AMENDMENT, SUPPLEMENT AND WAIVER

      Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and Ribapharm and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder or remove Ribapharm as an obligor hereunder pursuant to paragraph 17 below.

      10.   SUCCESSOR ENTITY

      When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

      11.   DEFAULTS AND REMEDIES

      Under the Indenture, an Event of Default includes: (i) default in payment of any principal (including, without limitation, any premium) on the Notes when due; (ii) default for 30 days in payment of interest or Additional Interest, if any, on any Notes; (iii) failure by the Company and Ribapharm for 60 days after notice to it to comply with certain covenants contained in the Indenture or the Notes; (iv) default in the payment of certain indebtedness of the Company, Ribapharm or a Significant Subsidiary; (v) certain events of bankruptcy, insolvency or reorganization of the Company, Ribapharm or any Significant Subsidiary and (vi) certain other events described in the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or Ribapharm) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or Ribapharm or any Significant Subsidiary, unpaid principal, premium, if any, and accrued interest and Additional Interest, if any, on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company and Ribapharm are required to file periodic reports with the Trustee as to the absence of default.

      12.   TRUSTEE DEALINGS WITH THE COMPANY

      The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, Ribapharm or an Affiliate of the Company or Ribapharm, and may otherwise deal with the Company, Ribapharm or an Affiliate of the Company or Ribapharm, as if it were not the Trustee.

      13.   NO RECOURSE AGAINST OTHERS

      A director, officer, employee or shareowner, as such, of the Company and Ribapharm shall not have any liability for any obligations of the Company and Ribapharm under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

      14.   AUTHENTICATION

      This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

      15.   ABBREVIATIONS AND DEFINITIONS

      Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

      16.   INDENTURE TO CONTROL; GOVERNING LAW

      In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

      The Company and Ribapharm will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Valeant Pharmaceuticals International, 3300 Hyland Avenue, Costa Mesa, California 92626,
(714) 641-7215, Attention: Investor Relations.

      17.   RELEASE OF RIBAPHARM AS OBLIGOR

      If Ribapharm's obligations under the 6 1/2% Notes and the 6 1/2% Indenture shall have been discharged in accordance with Article VIII of such indenture (other than the obligations which shall survive pursuant to Section 8.01 of the 6 1/2% Indenture), the Company and Ribapharm shall deliver to the Trustee Officers' Certificates certifying to that effect as of the date of such Officers' Certificates, then automatically, without the requirement of any further action by the Company, Ribapharm or the Trustee, Ribapharm shall, from the date of such Officers' Certificates, have no further obligation or liability under the Indenture or the Securities. The Trustee shall, at the Company's and Ribapharm's expense, execute and deliver such instruments as the Company and Ribapharm may reasonably request to evidence such discharge.

      18.   REINSTATEMENT OF RIBAPHARM AS OBLIGOR

      If, at any time after Ribapharm has been released as an Obligor pursuant to Section 8.7 of the Indenture, the obligations of Ribapharm under the 6 1/2% Notes and the 6 1/2% Indenture shall be revived and reinstated pursuant to
Section 8.04 of the 6 1/2% Indenture, the Company and Ribapharm shall promptly execute a supplemental indenture reinstating Ribapharm as an Obligor under the Indenture and the Securities until such time as Section 8.7 of the Indenture shall again apply.

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

      I or we assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company and Ribapharm. The agent may substitute another to act for him or her.

                                         Your Signature:


Date:
      ---------------------------------  ---------------------------------------
                                         (Sign exactly as your name appears on
                                         the other side of this Note)

*Signature guaranteed by:

By:
   ------------------------------------

      * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                            OPTION TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 3.8 or 4.14 of the Indenture, check the appropriate box below:

             [ ]Section 3.8                         [ ] Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date:  _______________

                                         Your Signature:
                                                        ------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)

                                         Tax Identification No.:
                                                                ----------------

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       SCHEDULE OF EXCHANGES OF NOTES (7)

      The following exchanges, repurchases or conversions of a part of this global Note have been made:

     PRINCIPAL AMOUNT
 OF THIS GLOBAL SECURITY     AUTHORIZED                                     AMOUNT OF
      FOLLOWING SUCH        SIGNATORY OF    AMOUNT OF DECREASE IN          INCREASE IN
      DECREASE DATE          SECURITIES       PRINCIPAL AMOUNT           PRINCIPAL AMOUNT
OF EXCHANGE (OR INCREASE)     CUSTODIAN    OF THIS GLOBAL SECURITY   OF THIS GLOBAL SECURITY


----------
(7)   This schedule should be included only if the Security is a Global
      Security.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                    OF TRANSFER OF RESTRICTED SECURITIES (8)

Re: __% Senior Notes Due ________, 2011 (the "NOTES") of Valeant Pharmaceuticals International (the "COMPANY") and Ribapharm Inc.

      This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

      [ ]   book-entry or   [ ] definitive form by ___________________ (the
"TRANSFEROR").

      The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

      In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of December 12, 2003 among Valeant Pharmaceuticals International, Ribapharm Inc. and The Bank of New York, as trustee (the "INDENTURE"), and the transfer of such Note is in accordance with any applicable securities laws of any state and is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

      [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

      [ ] Such Note is being acquired for the Transferor's own account, without transfer.

      [ ] Such Note is being transferred to the Company, Ribapharm or a Subsidiary (as defined in the Indenture) of the Company.

      [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("RULE 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer," in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

      [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("RULE 144") under the Securities Act.

      [ ] Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

----------
(8) This certificate should be included only if this Security is a Restricted Security.

      [ ] Such Note is being transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) that has provided a letter addressed to the Company, in the form of Exhibit B attached to the Indenture, containing certain representations and agreements.

      The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.


Date:
      ---------------------------------  ---------------------------------------
                                         (Insert Name of Transferor)

                                                                       EXHIBIT B

                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR

Valeant Pharmaceuticals International
3300 Hyland Avenue
Costa Mesa, California 92626
Attention:  General Counsel
Facsimile No.: (714) 641-7228

[                                   ]


                  RE:   7.0% SENIOR NOTES DUE 2011

Dear Sirs:

Reference is hereby made to the Indenture, dated as of December 12, 2003 (the "INDENTURE"), among Valeant Pharmaceuticals International, as issuer (the "COMPANY"), Ribapharm Inc., as co-obligor ("RIBAPHARM") and The Bank of New York, a banking corporation duly organized under the laws of the State of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of: $____________ aggregate principal amount of 7.0% Senior Notes Due 2011 (the "SECURITIES"), we confirm that:

1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any of its subsidiaries, including Ribapharm, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) purchasing for its own account or for the account of another institutional accredited investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Securities of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144 under the Securities Act (if available), (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Securities from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "ACCREDITED INVESTOR") as to each of which we exercise sole investment discretion.

You, the Company and Ribapharm are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
                                         [Insert Name of Accredited Investor]
                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                       18